EXHIBIT 10.9

CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of this 1st day of January, 2003, by and between Jacobs Entertainment, Inc., a Delaware  corporation (the “Company”), and Jacobs Investments Management Co., Inc., an Ohio corporation (the “Consultant”).

RECITALS

          A.          Consultant is in the real estate development, ownership and operations business, and

          B.          Company is in the business of owning and operating casinos (“Business”),

          C.          The Company desires to retain Consultant as a consultant to assist in the development of new projects and the expansion of existing projects, on the terms and conditions hereinafter provided.

          NOW THEREFORE, in consideration of the mutual covenants and provisions set forth herein, the parties agree as follows:

          1.          Relationship of Parties.  Company hereby retains Consultant and Consultant hereby agrees to serve as a consultant to Company, upon the terms and conditions hereinafter set forth.  Consultant shall be an independent contractor and shall not be an employee of or a joint venturer with the Company.

          2.          Term.  Subject to Section 8 of this Agreement, the term during which Consultant shall render services hereunder (the “Consulting Term”) shall begin on the date hereof (the “Commencement Date”) and continue until December 31, 2009 (“Termination Date”).  The parties may extend the Consulting Term on such terms and conditions upon which they shall mutually agree.

          3.          Scope of Services.  During the Consulting Term, Consultant shall provide Company with consulting services from time to time to assist Company in connection with the Business.  This shall include such consulting services as the Company may from time to time reasonably direct and Consultant shall devote its best efforts to the Business while performing the services.  It is understood and agreed that Consultant is free at all times to arrange the time and manner of performing the consulting services requested by Company and they shall in no event require Consultant to be active in the day-to-day operations of the Company.

          4.          Compensation.  Subject to the provisions of this Agreement, Consultant shall be entitled to receive the following base fee and reimbursement of expenses:

                        (a)          Base Fee.  Consultant shall receive as compensation for the consulting services FOUR HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 DOLLARS ($450,000) per year (the “Base Fee”). The Base Fee shall be payable on January 15th of each year.

                        (b)          Reimbursement.  Company shall reimburse Consultant for all reasonable business expenses, including those for travel and transportation, incurred by it for or on behalf of Company directly in performance of its duties under this Agreement provided such expenses shall be authorized by the Company.  For such purpose, Consultant shall submit to Company expenses vouchers and reports of such expenses and other disbursements in accordance with the standard procedures of Company with respect to such items.

                       (c)           Taxes and Other.  The Consultant shall be responsible for all state and federal income and self-employment taxes, applicable insurance, including workers’ compensation, and liability.

          5.          Records and Files.  All books, records, ledgers, journals, drawings, reports, or other information relative to the Business or its development plans shall at all times belong to and remain the property of Company.  During the Consulting Term and thereafter, except as shall be necessary to carry out his responsibilities under this Agreement, Consultant shall not be entitled to retain, reproduce or otherwise remove any such records from the business premises of Company and he shall forthwith return to Company such records and any copies thereof in his possession or control.

          6.          Termination With Cause.  The parties agree that Company shall be entitled to terminate this Agreement after giving thirty (30) days’ notice to Consultant for cause, which shall mean (i) for material breach of this Agreement, (ii) for theft or conviction for the commission of a felony, or (iii) misappropriation of any property belonging to the Company. In the event that Consultant is terminated pursuant to this Section 8(a),

                        (a)          This Agreement shall be immediately terminated;

                        (b)          Company shall pay to Consultant the prorated portion of his Base Fee and benefits accrued to the date of termination or the Consultant shall reimburse the Company for any unearned portion; and

                        (c)          Company shall have no further financial obligation to Consultant or its assigns under this Agreement.

          7.          Binding Effect and Assignment.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned without the prior written consent of the other party hereto; and, further provided, that this Agreement may be assigned to any person, corporation or other entity which acquires all or a substantial portion of the assets of Company or Consultant.

          8.          Notices.  All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed duly given when personally delivered or sent by facsimile transmission, receipt confirmed, or by registered or certified mail, postage prepaid, as follows, or to such other address or person as any party may designate by notice to the other parties;

If to Consultant:	David C. Grunenwald
Vice-President of Development/Leasing
Jacobs Investments Management Co., Inc.
1231 Main Avenue
Cleveland, Ohio 44113

If to Company:	Stephen R. Roark
President and CFO of Casino Operations
Jacobs Entertainment, Inc.
240 Main Street
Black Hawk, Colorado

          9.          Waiver of Breach.  The waiver by either party of a breach of any condition of this Agreement by the other shall not be construed as a waiver of any subsequent breach by the other.

          10.        Governing Law.  This Agreement shall be construed under and governed by the laws of the State of Ohio.

          11.        Unenforceability.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, as the case may be, and this Agreement shall be construed, interpreted and enforced to the maximum extent permitted by law, as if such provision had been initially incorporated herein as so modified or restricted or as if such provision had not been initially incorporated herein, as the case may be, and any such modification or restriction shall not affect the validity of any other provision herein.

          12.       Prior Agreements.  This Agreement amends and supplants any and all prior consulting or employment agreements between the parties hereto.

          13.       Entire Agreement.  This Agreement constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and may only be modified or amended upon the written consent of the parties.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day and year first above written.

CONSULTANT:		COMPANY:

JACOBS INVESTMENTS MANAGEMENT, CO., INC.		JACOBS ENTERTAINMENT, INC.

By:	/s/ DAVID C. GRUNENWALD	By:	/s/ STEPHEN R. ROARK

David C. Grunenwald, Vice-President			Stephen R. Roark, President & CFO
of Development/Leasing			Casino Operations

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